                                                                    EXHIBIT 24-1

                                POWER OF ATTORNEY

                  FILING OF REGISTRATION STATEMENT ON FORM S-3

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of NORTHROP GRUMMAN CORPORATION, a Delaware corporation (the "Company"), hereby nominate and appoint W. BURKS TERRY and JOHN H. MULLAN, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the "Agents"), in his or her respective name and in the capacity or capacities indicated below to execute and/or file, with all exhibits thereto, and other documents in connection therewith, (1) a registration statement on Form S-3 under the Securities Act of 1933, as amended, (the "Act"), in connection with the registration under the Act of debt securities, preferred stock, common stock, warrants to purchase debt securities, warrants to purchase equity securities, stock purchase contracts and stock purchase units (including the final prospectus, schedules and all exhibits and other documents filed therewith or constituting a part thereof); (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness; and (3) any subsequent registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act.

     Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the "SEC"), or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Act and any other applicable law.

     Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

     This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

     IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 18th day of January, 2002.

/s/ Kent Kresa
_________________________   Chairman of the Board, Chief Executive Officer and
Kent Kresa                  Director (Principal Executive Officer)

/s/ Ronald D. Sugar
_________________________   President, Chief Operating Officer and Director
Ronald D. Sugar

/s/ Richard B. Waugh, Jr.
_________________________   Corporate Vice President and Chief Financial Officer
Richard B. Waugh, Jr.       Principal Financial Officer)

/s/ Sandra J. Wright
_________________________   Corporate Vice President and Controller (Principal
Sandra J. Wright            Accounting Officer)

/s/ John T. Chain, Jr.
_________________________   Director
John T. Chain, Jr.

/s/ Lewis W. Coleman
_________________________   Director
Lewis W. Coleman

/s/ Vic Fazio
_________________________   Director
Vic Fazio

/s/ Phillip Frost
_________________________   Director
Phillip Frost

/s/ Charles R. Larson
_________________________   Director
Charles R. Larson

/s/ Jay H. Nussbaum
_________________________   Director
Jay H. Nussbaum

/s/ Aulana L. Peters
_________________________   Director
Aulana L. Peters

/s/ John Brooks Slaughter
_________________________   Director
John Brooks Slaughter